Exhibit 99.1

ClearSign Technologies Corporation Provides Full Year 2022 Update

TULSA, Okla., April 6, 2023 -- ClearSign Technologies Corporation (Nasdaq: CLIR) ("ClearSign" or the "Company"), an emerging leader in industrial combustion and sensing technologies that improve energy, operational efficiency and safety while dramatically reducing emissions, today provides an update on operations for the full year ended December 31, 2022.

“We are encouraged by our recent sales, and that we are getting products out into multiple industries which will provide references to support our ongoing sales efforts,” said Jim Deller, Ph.D., Chief Executive Officer of ClearSign. “As we progress with the production installations of our twenty-burner for a California refinery, we continue to get positive industry feedback.”

“The recent traction with our boiler burner product, including sales into two states, California and Texas, is an important milestone for us. We believe that success will breed more success as we complete additional installations in the field. Finally, the success we have had with the development of our 100% Ultra Low NOx hydrogen burner demonstrates that we are continuing to evolve our technologies for current and future commercial applications.” concluded Dr. Deller.

Recent strategic and operational highlights during and subsequent to the end of the year 2022 include:

Successfully Completed Final Multi Burner Testing and Demonstration Phase for 20 burner California Project: The final witness testing was completed in the presence of representatives of our customer and also the global engineering company supporting this project. The burner data met all requirements, and the data has been sent to the local air district. This project continues to move forward and the company is scheduled to complete manufacturing for delivery to the job site later this year.

Completed Successful Phase 1 Testing of Ultra-Low NOx 100% Hydrogen Burner: With this completion of the Phase 1 work, the Company will submit a follow-up proposal with testing data and documented industry support to continue the development work with a Phase 2 grant. The application is for the maximum Phase 2 grant funding, which can be up to $1.6 million over a two-year duration.

Entered the Texas Gulf Coast Market with Burner Sale to Global Chemical Company: The Company announced the first sale of its fire tube boiler burner technology into a non-boiler heater of a global chemicals company in the Texas market. The boiler burner will be installed into a process heater, which is replacing an existing heater and SCR (Selective Catalytic Reduction) system. Both heater and burner were sold by Tulsa Heaters Midstream, a fast growing and innovative heater provider based in Tulsa, Oklahoma. The burner is scheduled to be installed in the third quarter of 2023.

Announced First and Second Boiler Burner Sales into the California Market: The first burner was sold into a new business vertical of medical and business waste services and is scheduled to be installed in the second quarter of 2023. The second Boiler was sold to a national service provider of recycling services to the food production and restaurant industries. The boiler burner will be installed with a new boiler and was sold as a package with our partner California Boiler into the San Joaquin Valley Air Pollution Control District of California. This burner and boiler are scheduled to be installed in the third quarter of 2023.

Cash, cash equivalents and short-term investments were approximately $9.1 million as of December 31, 2022.

There were 38,023,701 shares of the Company’s common stock issued and outstanding as of December 31, 2022.

The Company will be hosting a call at 5:00 PM ET today. Investors interested in participating on the live call can dial 1-866-372-4653 within the U.S. or 1-412-902-4217 from abroad. Investors can also access the call online through a listen-only webcast at https://app.webinar.net/9D4WxMAxb0V  or on the investor relations section of the Company's website at http://ir.clearsign.com/overview.

The webcast will be archived on the Company's investor relations website for at least 90 days and a telephonic playback of the conference call will be available by calling 1-877-344-7529 within the U.S. or 1-412-317-0088 from abroad. Conference ID #5275357. The telephonic playback will be available for 7 days after the conference call.

About ClearSign Technologies Corporation

ClearSign Technologies Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of industrial and commercial systems, including operational performance, energy efficiency, emission reduction, safety and overall cost-effectiveness. Our patented technologies, embedded in established OEM products as ClearSign Core™ and ClearSign Eye™ and other sensing configurations, enhance the performance of combustion systems and fuel safety systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, transport and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “will” or other similar expressions. While management has based any forward-looking statements included in this press release on its current expectations on the Company’s strategy, plans, intentions, performance, or future occurrences or results, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to our ability to successfully install our burners in the California and Texas market and complete the anticipated ultra-low NOx boiler burners installation within the expected time frame, our ability to further expand the sale of ultra-low NOx boiler burners, our performance of the Phase I work and likelihood that we submit, and are approved, for Phase II grant funding, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and adopted and other factors identified in our Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at www.sec.gov and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and, except as may be required by law, undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Firm IR Group for ClearSign

+1 415-572-8152

mselinger@firmirgroup.com

ClearSign Technologies Corporation

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,
	2022	2021
ASSETS

Current Assets:
Cash and cash equivalents	$6,451	$7,607
Short-term held-to-maturity investments	2,606	—
Accounts receivable, net	79	33
Contract assets	20	39
Prepaid expenses and other assets	577	345
Total current assets	9,733	8,024

Fixed assets, net	384	530
Patents and other intangible assets, net	798	799
Other assets	10	10

Total Assets	$10,925	$9,363

LIABILITIES AND EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$296	$224
Current portion of lease liabilities	133	205
Accrued compensation and related taxes	471	218
Contract liabilities	247	84
Total current liabilities	1,147	731
Long Term Liabilities:
Long term lease liabilities	226	350
Total liabilities	1,373	1,081

Commitments and contingencies (note 11)

Stockholders’ Equity:
Preferred stock, $0.0001 par value, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value, 38,023,701 and 31,581,666 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	4	3
Additional paid-in capital	98,079	91,035
Accumulated other comprehensive income (loss)	(8)	9
Accumulated deficit	(88,523)	(82,765)
Total equity	9,552	8,282

Total Liabilities and Equity	$10,925	$9,363

The accompanying notes are an integral part of these consolidated financial statements.

ClearSign Technologies Corporation

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	For the Year Ended
	December 31,
	2022	2021
Revenues	$374	$607
Cost of goods sold	258	1,059

Gross profit (loss)	116	(452)

Operating expenses:
Research and development	505	2,680
General and administrative	5,728	5,013

Total operating expenses	6,233	7,693

Loss from operations	(6,117)	(8,145)

Other income
Interest, net	83	1
Government assistance	232	251
Gain from sale of assets	38	—
Other income, net	6	1
Total other income	359	253

Net loss	(5,758)	(7,892)
Net loss attributed to non-controlling interest	—	1
Net loss attributed to common stockholders	$(5,758)	$(7,891)

Net loss per share - basic and fully diluted	$(0.16)	$(0.25)

Weighted average number of shares outstanding - basic and fully diluted	35,338,712	31,230,806

Comprehensive loss
Net loss	$(5,758)	$(7,892)
Foreign-exchange translation adjustments	(17)	9
Comprehensive loss	$(5,775)	$(7,883)

The accompanying notes included in our Annual Report on Form 10-K, filed with the SEC on March 31, 2023, are an integral part of these consolidated financial statements.